                               EXHIBIT 99.B(5)(d)


                         INVESTMENT ADVISORY ASSIGNMENT

                               BETWEEN AND AMONG

                       CHICAGO TITLE AND TRUST COMPANY,
                          THE CHICAGO TRUST COMPANY,
                                      AND
                                  CT&T FUNDS
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                                   ASSIGNMENT
                                   ==========


     In consideration of $1.00, the payment of which is hereby acknowledged, The Chicago Title and Trust Company hereby assigns to The Chicago Trust Company all its right, title and interest in and to the contracts and agreements identified in Appendix A hereto ("Agreements") with full power and authority to collect and receive any sum or sums due or to become due under the Agreements.

     The Chicago Trust Company agrees with The Chicago Title and Trust Company to assume and faithfully perform and discharge all the terms and obligations assumed, or to be performed by The Chicago Title and Trust Company, under the Agreements.

     IN WITNESS WHEREOF, the parties hereto have entered into this Assignment on this 30th day of October, 1995.


THE CHICAGO TRUST COMPANY                CHICAGO TITLE AND TRUST COMPANY


By: Stuart D. Bilton                     By:
    ------------------------                ------------------------

Its:  President                          Its:  President
    ------------------------                 ------------------------


                                    CONSENT
                                    -------


     The undersigned consents to the foregoing assignments of the agreements identified in Appendix A hereto on the express conditions that The Chicago Title and Trust Company has executed a Guaranty Agreement substantially in the form attached as Appendix B hereto and that The Chicago Trust Company has agreed to perform and discharge all of the terms and obligations assumed or to be performed under the Agreements.

     IN WITNESS WHEREOF, the undersigned has executed this consent on this 30th day of October, 1995.


                                                 CT&T FUNDS

                                                 By: Kenneth C. Anderson
                                                    ------------------------
                                                 Its: Vice President
                                                     ------------------------
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                                   APPENDIX A
                                   ----------


1. Investment Advisory Agreement, dated November 30, 1993, by and between The Chicago Title and Trust Company and CT&T Funds for CT&T Growth & Income Fund (now known as Chicago Trust Growth & Income Fund).

2. Investment Advisory Agreement, dated November 30, 1993, by and between The Chicago Title and Trust Company and CT&T Funds for CT&T Intermediate Fixed Income Fund (now known as Chicago Trust Bond Fund).

3. Investment Advisory Agreement, dated November 30, 1993, by and between The Chicago Title and Trust Company and CT&T Funds for CT&T Intermediate Municipal Bond Fund (now known as Chicago Municipal Bond Fund).

4. Investment Advisory Agreement, dated November 30, 1993, by and between The Chicago Title and Trust Company and CT&T Funds for CT&T Money Market Fund (now known as Chicago Trust Money Market Fund).

5. Investment Advisory Agreement, dated August 27, 1994, by and between The Chicago Title and Trust Company and CT&T Funds for CT&T Talon Fund (now known as Chicago Trust Talon Fund).

6. Investment Advisory Agreement, dated March 15, 1995, by and between The Chicago Title and Trust Company and CT&T Funds for CT&T Asset Allocation Fund (now known as Chicago Trust Asset Allocation Fund).

7. Administration Agreement, dated June 15, 1995, by and between The Chicago Title and Trust Company and CT&T Funds.